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                                                                     EXHIBIT 4.4



                             WASHINGTON MUTUAL, INC.

                                       AND

                    HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE

                                ----------------


                          Subordinated Debt Securities

                                    Indenture

                                ----------------


                           Dated as of ________, 200_



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     INDENTURE, dated as of ________, 200_ (the "Indenture"), between WASHINGTON
MUTUAL, INC., a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal offices at 1201 Third Avenue, Seattle, Washington 98101, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated and unsecured debentures, notes or other obligations for money so borrowed (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


PARAGRAPH A. INCORPORATION BY REFERENCE

     Articles I through XIV of the Washington Mutual, Inc. Standard Multiple-Series Indenture Provisions dated as of ____ __, 200_ (herein called the "Standard Provisions") , a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.


PARAGRAPH B. ADDITIONAL PROVISIONS

     1. Section 1.11 of the Standard Provisions is hereby amended by inserting ", holders of Senior Debt" after the word "hereunder" on the third line thereof.

     2. Section 2.2 of the Standard Provisions is hereby amended by deleting the words "[full name of Trustee] " and inserting the words "Harris Trust and Savings Bank."

     3. Section 1.5, subsection (b), of the Standard Provisions is hereby amended by deleting the words "the address of its principal office specified in the first paragraph of this instrument" and inserting the words 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, Attention: Treasurer, with a copy to the same address, Attention: Senior Executive Vice President and General Counsel."

     4. The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions.

          Section 6.15. Corporate Trust Office. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 311 West Monroe, 12th Floor, Chicago, Illinois 60606.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        WASHINGTON MUTUAL, INC.


                                        By
                                           -------------------------------------
                                           Title: Authorized Signatory


[SEAL]

Attest


------------------------------------
Title:


                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee


                                        By
                                           -------------------------------------
                                           Title: Authorized Signatory


[SEAL]

Attest


------------------------------------
Title:

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STATE OF WASHINGTON   )
                      ) ss
COUNTY OF KING        )


     On the __ day of_________, 200_, before me personally came __________________________ to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Treasurer of WASHINGTON MUTUAL, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                        ----------------------------------------
                                        Notary Public

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        WASHINGTON MUTUAL, INC.


                                        By
                                           -------------------------------------
                                           Title: Authorized Signatory


[SEAL]

Attest


------------------------------------
Title:



                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee


                                        By
                                           -------------------------------------
                                           Title: Authorized Signatory


[SEAL]

Attest


------------------------------------
Title:

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STATE OF ILLINOIS  )
                   ) ss
COUNTY OF COOK     )


     On the __ day of _______, 200_, before me personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he/she is __________________________ of HARRIS TRUST AND SAVINGS BANK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.



                                        ----------------------------------------
                                        Notary Public

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